                    Exhibit 99.1

For immediate release:

Alico, Inc. Announces Financial Results for the First Quarter Ended December 31, 2017

Fort Myers, FL, February 6, 2018 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO) today announces financial results for the first quarter ended December 31, 2017. For the quarter ended, the Company recorded net income of $8.7 million and earnings of $1.05 per diluted common share, compared to a net loss of $1.7 million and a loss of $0.21 per diluted common share in the prior year. The increase in net income primarily resulted from a deferred tax benefit of $11.3 million recorded to adjust the Company's net deferred tax liabilities to the recently enacted 21% federal corporate tax rate. When both periods are adjusted for non-recurring items related to transaction costs, consulting fees, gains on sale of real estate and property and equipment, net deferred tax and other asset valuation adjustments and employee stock compensation expense, the Company incurred a loss of $0.42 per diluted common share in the first quarter ended December 31, 2017, compared to a loss of $0.22 per diluted common share in first quarter ended December 31, 2016.

These results reflect the seasonal nature of the Company’s business. The majority of our citrus crop is harvested in the second and third quarters of the fiscal year; consequently, most of the Company's profit and cash flows from operating activities is typically recognized in those quarters and our working capital requirements are greater in the first and fourth quarters.

The Company reported the following financial results:

(in thousands except for per share amounts)
	Three Months Ended December 31, 2017
	2017	2016	Change

Net income (loss)	$8,738	$(1,743)	$10,481	NM
EBITDA (1)	$2,074	$3,235	$(1,161)	(35.9)%
Earnings (loss) per diluted common share (1)	$1.05	$(0.21)	$1.26	NM
Net cash used in operating activities	$(9,689)	$(17,437)	$7,748	(44.4)%

(1) See "Non-GAAP Financial Measures" at the end of this earnings release for details regarding these measures.
NM = Not Meaningful

On November 16, 2017, Alico announced the Alico 2.0 Modernization Program. The program is focused on aggressively improving the operations of the Company and optimizing its return on capital employed through cost reductions, increased efficiencies and disposition of non-performing assets. Every aspect of Alico’s citrus and ranch operations, all back office support activities, and the productivity of all assets were analyzed to determine how to eliminate costs that will not negatively affect citrus production and also to improve performance throughout the Company. The changes required to realize those improvements have now been implemented.

Alico Citrus Division Results

During the quarter ended December 31, 2017, Alico Citrus’s Early and Mid-season boxes processed increased by 18.0%, and pound solids increased by 11.6% as a result of harvesting beginning approximately one month earlier than in the prior year due to Hurricane Irma. Harvesting will be completed earlier this season for the Early and Mid-season crop, and we anticipate operating revenues to be less in the second quarter of fiscal 2018, as compared to the same period in the prior year.

As previously announced, Alico continues to estimate its total number of boxes harvested per acre for fiscal year 2018 will decrease by approximately 40-45%. We expect operating expenses for fiscal year 2018 will remain consistent with fiscal year 2017 on a per acre basis, and the benefits of Alico 2.0 will be realized in fiscal year 2019 because our growing costs incurred in fiscal 2018 are capitalized then expensed in the following crop season when fruit is harvested and sold.

Citrus production for the quarters ended December 31, 2017 and 2016 is summarized in the following table.

(boxes and pound solids in thousands)
	Three Months Ended December 31,
			Change
	2017	2016	Unit	%
Boxes Harvested:
Early and Mid-Season	1,214	1,029	185	18.0%
Total Processed	1,214	1,029	185	18.0%
Fresh Fruit	73	129	(56)	(43.4)%
Total	1,287	1,158	129	11.1%
Pound Solids Produced:
Early and Mid-Season	6,069	5,440	629	11.6%
Total	6,069	5,440	629	11.6%

Average Pound Solids Per Box	5.00	5.29	(0.29)	(5.5)%

Price per Pound Solids:
Early and Mid-Season	$2.54	$2.51	$0.03	1.2%

Alico Citrus cost of sales increased to $12.2 million for the quarter ended December 31, 2017, compared to $8.6 million for the quarter ended December 31, 2016. The increase primarily relates to the timing of the harvesting of the Early and Mid-Season fruit, as well as costs incurred for clean up and repairs as a result of Hurricane Irma.

Conservation and Environmental Resources Division Results

The operating results for the three months ended December 31, 2017 were consistent with those from the three months ended December 31, 2016, as a minimal loss was recognized in both periods.

In January 2018, the Company sold its breeding herd and leased grazing rights on the Alico Ranch to a third party operator, 5F Cattle LLC. The Company continues to own the property and conduct its long-term water dispersement program and wildlife management programs.

Other Corporate Financial Information

General and Administrative expenses increased by $0.1 million to $3.9 million for the quarter ended December 31, 2017. The increase primarily related to separation expenses, accruals for paid time-off, and audit and tax fees. In the first quarter of December 2016, there were significant G&A expenses related to consulting services.

Other expense, net was $0.4 million for the quarter ended December 31, 2017 as compared to $2.0 million for the quarter ended December 31, 2016. The decrease of $1.6 million is primarily attributable to a $1.3 million increase in gain on sale of real estate and property and equipment.

The Company paid a first quarter cash dividend of $0.06 per share on its outstanding common stock on January 16, 2018 to shareholders of record at December 29, 2017.

At December 31, 2017 the Company had working capital of $54.0 million and had net term debt, net of cash and cash equivalents, of $184.4 million.

About Alico

Alico, Inc. is a holding company with assets and related operations in agriculture and environmental resources, including citrus, wildlife management, and water management. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	September 30,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$948	$3,395
Accounts receivable, net	11,875	4,286
Inventories	33,180	36,204
Assets held for sale	18,295	20,983
Prepaid expenses and other current assets	1,985	1,621
Total current assets	66,283	66,489

Property and equipment, net	348,509	349,337
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	200	262
Other non-current assets	724	848
Total assets	$417,962	$419,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,097	$3,192
Accrued liabilities	4,551	6,781
Long-term debt, current portion	4,575	4,550
Other current liabilities	1,069	1,460
Total current liabilities	12,292	15,983

Long-term debt:
Principal amount, net of current portion	180,783	181,926
Less: deferred financing costs, net	(1,715)	(1,767)
Long-term debt less current portion and deferred financing costs, net	179,068	180,159
Lines of credit	7,123	—
Deferred income tax liabilities	14,691	27,108
Deferred gain on sale	26,643	26,440
Deferred retirement obligations	4,109	4,123
Total liabilities	243,926	253,813
Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,249,357 and 8,238,830 shares outstanding at December 31, 2017 and September 30, 2017, respectively	8,416	8,416
Additional paid in capital	18,890	18,694
Treasury stock, at cost, 166,788 and 177,315 shares held at December 31, 2017 and September 30, 2017, respectively	(6,275)	(6,502)
Retained earnings	148,285	140,033
Total Alico stockholders' equity	169,316	160,641
Noncontrolling interest	4,720	4,728
Total stockholders' equity	174,036	165,369
Total liabilities and stockholders' equity	$417,962	$419,182

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2017	2016
Operating revenues:
Alico Citrus	$17,079	$16,877
Conservation and Environmental Resources	363	301
Other Operations	91	267
Total operating revenues	17,533	17,445

Operating expenses:
Alico Citrus	16,295	14,085
Conservation and Environmental Resources	597	514
Other Operations	59	93
Total operating expenses	16,951	14,692

Gross profit	582	2,753
General and administrative expenses	3,886	3,788

Loss from operations	(3,304)	(1,035)

Other (expense) income:
Interest expense	(2,255)	(2,327)
Gain on sale of real estate and property and equipment	1,736	436
Other income (expense), net	144	(90)
Total other expense, net	(375)	(1,981)

Loss before income taxes	(3,679)	(3,016)
Income tax benefit	(12,417)	(1,273)

Net income (loss)	8,738	(1,743)
Net loss attributable to noncontrolling interests	8	8
Net income (loss) attributable to Alico, Inc. common stockholders	$8,746	$(1,735)

Per share information attributable to Alico, Inc. common stockholders:
Earnings (loss) per common share:
Basic	$1.06	$(0.21)
Diluted	$1.05	$(0.21)
Weighted-average number of common shares outstanding:
Basic	8,245	8,324
Diluted	8,364	8,324

Cash dividends declared per common share	$0.06	$0.06

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2017	2016

Net cash used in operating activities:
Net income (loss)	$8,738	$(1,743)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred gain on sale of sugarcane land	(141)	(300)
Depreciation, depletion and amortization	3,490	3,916
Deferred income tax benefit	(12,417)	(1,273)
Gain on sale of property and equipment	(1,596)	(205)
Non-cash interest expense on deferred gain on sugarcane land	344	356
Stock-based compensation expense	423	440
Other	(44)	125
Changes in operating assets and liabilities:
Accounts receivable	(7,589)	(7,177)
Inventories	3,024	(4,053)
Prepaid expenses and other assets	(240)	(1,579)
Accounts payable and accrued expenses	(3,298)	(4,823)
Other liabilities	(383)	(1,121)
Net cash used in operating activities	(9,689)	(17,437)

Cash flows from investing activities:
Purchases of property and equipment	(3,561)	(2,357)
Proceeds from sale of property and equipment	5,300	—
Other	—	547
Net cash provided by (used in) investing activities	1,739	(1,810)

Cash flows from financing activities:
Repayments on revolving lines of credit	(10,608)	(5,000)
Borrowings on revolving lines of credit	17,731	21,945
Principal payments on term loans	(1,118)	(2,699)
Dividends paid	(494)	(498)
Capital lease obligation payments	(8)	—
Net cash provided by financing activities	5,503	13,748

Net decrease in cash and cash equivalents	(2,447)	(5,499)
Cash and cash equivalents at beginning of the period	3,395	6,625

Cash and cash equivalents at end of the period	$948	$1,126

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended December 31,
	2017	2016

Net earnings (loss) attributable to common stockholders	$8,746	$(1,735)
Interest expense	2,255	2,327
Income tax benefit	(12,417)	(1,273)
Depreciation and amortization	3,490	3,916
EBITDA	2,074	3,235

Transaction costs	76	18
Stock compensation expense	231	185
Separation and consulting agreement expense	188	50
Gains on sale of real estate and property and equipment	(1,736)	(436)

Adjusted EBITDA	$833	$3,052

Adjusted Loss Per Diluted Common Share
(in thousands)
	Three Months Ended December 31,
	2017	2016

Net earnings (loss) attributable to common stockholders	$8,746	$(1,735)
One-time deferred tax adjustment due to new tax legislation	(11,327)	—
Transaction costs	76	18
Stock compensation expense	231	185
Separation and consulting agreement expense	188	50
Gains on sale of real estate and property and equipment	(1,736)	(436)
Tax impact	304	77

Adjusted net loss	$(3,518)	$(1,841)

Diluted common shares	8,364	8,324

Adjusted Loss per Diluted Common Share	$(0.42)	$(0.22)

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended December 31,
	2017	2016
Net cash used in operating activities	$(9,689)	$(17,437)
Adjustments for non-recurring items:
Transaction costs	76	18
Separation and consulting agreement expense	188	50
Tax impact	(65)	(29)
Capital expenditures	(3,561)	(2,357)
Adjusted Free Cash Flow	$(13,051)	$(19,755)

Diluted common shares	8,364	8,324

Adjusted Free Cash Flow per Diluted Common Share	$(1.56)	$(2.37)

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings (loss) before interest expense, benefit for income taxes, and depreciation and amortization adjusted for non-recurring transactions or transactions that are not indicative of our core operating results, such as gains or losses on sales of real estate and property and equipment. Adjusted Earnings (Loss) per Diluted Common Share is defined as earnings adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash used in operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.